EXHIBIT 10.1

BUILDERS FIRSTSOURCE, INC.

2014 INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD CERTIFICATE

Non-transferable

GRANT TO

______________________________

(“Grantee”)

by Builders FirstSource, Inc. (the “Company”) of

restricted stock units (the “Units”) representing the right to earn, on a one-for-one basis, shares of the Company’s common stock, par value $0.01 per share (“Shares”).

The Units are granted pursuant to and subject to the provisions of the Builders FirstSource, Inc. 2014 Incentive Plan (the “Plan”), and to the terms and conditions set forth on the following pages of this Restricted Stock Unit Award Certificate (the “Certificate”).  By accepting the Units, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Certificate and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Unless vesting is accelerated as provided in Section 1 or Section 2 hereof, or otherwise in the discretion of the Committee, the Units will vest in accordance with Sections A and B below, provided that Grantee remains in Continuous Service with the Company or an Affiliate on each applicable vesting date.

A.Time-Based Units.  ____________ of the Units (_________ of the total grant hereunder) (the “Time-Based Units”) shall vest (become non-forfeitable) in accordance with the following schedule:

Vesting Date	Percent of Time- Vested Units Vested

B.Performance-Based Units. _____________ of the Units (_________ of the total grant hereunder) (the “Performance-Based Target Award”) shall vest (become non-forfeitable) on ___________, based on the Company’s achievement of performance goals as set forth on Exhibit A.  Depending on the Company’s level of achievement of performance goals relating to return on invested capital (“ROIC,” as defined on Exhibit A) during a __________ performance period beginning ___________ and ending  ____________ (which includes ________ discreet and independent performance periods consisting of calendar years ____________, and a cumulative _________-year performance period (individually and in the aggregate, the “Performance Period”) Grantee may earn between ___ and ___ of the Performance-Based Target Award, which may be further increased or decreased by ___ based on the Company’s Total Shareholder Return (“Total Shareholder Return,” or “TSR,” as defined on Exhibit A) relative to a peer group during the Performance Period (TSR, together with ROIC, the “Performance Goals”), in each case subject to the terms and conditions of this Agreement and as set forth on Exhibit A.

IN WITNESS WHEREOF, Builders FirstSource, Inc., acting by and through its duly authorized officers, has caused this Certificate to be duly executed.

BUILDERS FIRSTSOURCE, INC. By: ___________________________	Grant Date:

TERMS AND CONDITIONS

1.  Vesting of Units.

(a)Vesting of Time-Based Units.  The Time-Based Units shall vest (become non-forfeitable) in accordance with the vesting schedule set forth in Section A of the cover page of this Certificate.

Notwithstanding the regular vesting schedule, Grantee shall become fully vested in the Time-Based Units upon (i) the termination of Grantee’s Continuous Service with the Company or an Affiliate due to death or Disability, (ii) a Change in Control, unless the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, or (iii) if the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, the termination of Grantee’s employment without Cause or Grantee resigns for Good Reason after the effective date of the Change in Control.

(b)Earning and Vesting of Performance-Based Target Award.  The Performance-Based Target Award may be earned and shall vest as described in Section B of the cover page of this Certificate and as set forth on Exhibit A.

In the event that Grantee’s Continuous Service with the Company or an Affiliate is terminated prior to the vesting date due to death or Disability, Grantee shall retain the Performance-Based Target Award, which may be earned and shall vest as described in Section B of the cover page of this Certificate and as set forth on Exhibit A, as if Grantee’s Continuous Service had not terminated.

Notwithstanding the regular vesting schedule, Grantee shall become fully vested in 100% of the Performance-Based Target Award in the event of (i) a Change in Control, unless the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, or (ii) if the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, the termination of Grantee’s employment without Cause or Grantee resigns for Good Reason after the effective date of the Change in Control.

Notwithstanding the other provisions of this Section 1, the Committee may accelerate the vesting of the Units granted hereunder in such other circumstances as it may determine.

Except as set forth above or otherwise under the Plan, if Grantee’s Continuous Service with the Company or an Affiliate ceases prior to the vesting date for any reason other than death or Disability, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

2.  Conversion to Stock.  Unless the Units are forfeited prior to the vesting date as provided in Section 1 above, the Units will be converted to actual shares of Stock on the vesting date.  The Company shall issue the Shares in the name of Grantee in either certificated or book entry form, as selected by the Company.  Notwithstanding the foregoing, the Company shall have no obligation to issue Shares in payment of the Units until such issuance and payment shall comply with all relevant provisions of law and the requirements of any Exchange upon which the Company’s Shares are then listed.  Notwithstanding the foregoing, the Committee may, in its sole discretion, direct the Company to pay Grantee the cash value of vesting shares upon vesting in lieu of the issuance of shares.

3.  Dividend Equivalents.  No adjustment to the Units will be made for any dividend that is paid.

4.  Changes in Capital Structure.  If the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, statutory share exchange, reclassification, stock split-up, combination of shares, merger or consolidation, or otherwise, there shall be substituted for each share of Stock then underlying a Unit subject to this Certificate the number and class of shares of stock or securities into which each outstanding share of Stock shall be so exchanged.

5.  Restrictions on Transfer.  No right or interest of Grantee in the Units may be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or an Affiliate, or be subjected to any lien, obligation or liability of Grantee to any other party other than the Company or an Affiliate.  Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution; but the Committee may permit other transfers.

6.  Limitation of Rights.  The Units do not confer to Grantee or Grantee’s beneficiary any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the Units.  Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.

7.  Payment of Taxes.  Grantee will, no later than the date as of which any amount related to the Units first becomes includable in Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind (including Grantee’s FICA obligation) required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, the withholding requirement will be satisfied by the Company withholding from the Units upon settlement a number of shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Company establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

8.  Amendment.  The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Units hereunder had expired) on the date of such amendment or termination.

9.  Plan Controls.  The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate.  This Certificate shall be governed by and construed in accordance with the Plan.

10.  Compensation Recoupment Policy. This Award is subject to any compensation recoupment policy applicable by its terms to Grantee that the Company may adopt from time to time to comply with any applicable law, rule or regulation of any governmental authority or to comply with the rules and regulations of any stock exchange upon which the Company’s securities are registered.

11.  Notice.  Notices hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, TX 75201; Attn: General Counsel, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

12.  Entire Agreement.  This Certificate, including, without limitation, the terms and conditions set forth herein, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

13.  Confidentiality.  By accepting this Certificate and the related award, Grantee agrees to keep confidential and not to disclose to any person or entity information concerning the terms of this Certificate, the number of Units or Shares covered by this Certificate or any transactions between Grantee and the Company pursuant to this Certificate, except as required by applicable law. Nothing in this Certificate or the Plan is intended to limit Grantee’s right to make disclosures to, or participate in communications with, the Securities and Exchange Commission or any other government agency regarding possible violations of law, without prior notice to the Company.

5